EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the 2006 Incentive Plan of CSI Business Finance, Inc. of our report dated April 8, 2006 relating to the financial statements that appear in CSI Business Finance, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Thomas Leger & Co., L.L.P.

Thomas Leger & Co., L.L.P.
Houston, Texas
July 14, 2006

EXHIBIT 23.1-1